UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2019

EVO Transportation & Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54218	37-1615850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8285 West Lake Pleasant Parkway, Peoria, AZ 85382

(Address of principal executive offices)

877-973-9191

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The disclosures set forth in Items 2.01, 2.03, and 3.02 below are hereby incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Entry into and Closing of Stock Exchange Agreement, Stock Purchase Agreement, and Membership Interest Purchase Agreement

On September 16, 2019, EVO Transportation & Energy Services, Inc., a Delaware corporation (the “Company”), EVO Holding Company, LLC, a Delaware limited liability company (“EVO HoldCo”), Michael Ritter, and Matthew Ritter (together, the “Ritter Owners”) entered into and consummated the transactions contemplated by a stock exchange agreement (the “Exchange Agreement”), a stock purchase agreement (the “Stock Purchase Agreement”), and a membership interest purchase agreement (the “Membership Interest Purchase Agreement”) pursuant to which EVO HoldCo acquired all of the issued and outstanding equity interests (the “Acquired Interests”) in John W. Ritter, Inc., a Maryland corporation (“JWR”), Ritter Transportation Systems, Inc., a Maryland corporation (“Ritter Transportation”), Ritter Transport, Inc., a Maryland corporation (“Ritter Transport”), and Johmar Leasing Company, LLC, a Maryland limited liability company (“Johmar,” and together with JWR, Ritter Transportation, and Ritter Transport, the “Ritter Companies”), from the Ritter Owners. As a result of the transaction, the Ritter Companies became wholly-owned subsidiaries of EVO HoldCo.

The Ritter Companies are based in Laurel, Maryland. JWR is engaged in the business of fulfilling government contracts for freight trucking services as well as providing freight trucking services to non-government entities, Ritter Transportation and Ritter Transport are engaged in the business of providing freight trucking services to non-government entities, and Johmar owns vehicles and related assets for lease to freight trucking companies. Pursuant to the Exchange Agreement, EVO HoldCo acquired all of the outstanding equity interests in JWR for $9,123,907, consisting of $6,102,453 paid by issuance of 2,440,982 shares of Company common stock at a price per share of $2.50 and $3,021,454.63 in assumed indebtedness. Pursuant to the Stock Purchase Agreement, EVO HoldCo acquired all of the outstanding equity interests in Ritter Transportation and Ritter Transport for $13,739,056, which was paid in cash at closing and is subject to a customary working capital adjustment. Pursuant to the Membership Interest Purchase Agreement, EVO HoldCo acquired all of the outstanding equity interests in Johmar for $500,000, which was paid in cash at closing. At closing of the Membership Interest Purchase Agreement, EVO HoldCo also paid off Johmar indebtedness of $3,350,668.59.

The foregoing summary description of the material terms of the Exchange Agreement, the Stock Purchase Agreement, and the Membership Interest Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement, the Stock Purchase Agreement, and the Membership Interest Purchase Agreement, which are filed as Exhibits 2.1, 2.2, and 2.3 to this Current Report on Form 8-K and are incorporated herein by reference in their entirety.

Matthew Ritter Employment Agreement

On September 16, 2019, the Company entered into an executive employment agreement with Matthew Ritter (the “Matthew Ritter Employment Agreement”) pursuant to which Matthew Ritter will serve as Senior Vice President of Freight Business Development of the Company. The Matthew Ritter Employment Agreement provides for an initial term of four years, with automatic extensions (absent notice to the contrary) of one year upon the expiration of the initial term or any renewal term. Under the Matthew Ritter Employment Agreement, Mr. Ritter will be entitled to base compensation of $180,000 per year, incentive compensation based on Mr. Ritter’s performance as determined by the Company’s board of directors and awards of stock options pursuant to any plans or arrangements the Company may have in effect from time to time.

If Mr. Ritter is terminated without cause or he resigns with good reason, he will be entitled to receive severance, subject to his execution and non-revocation of a release of claims in favor of the Company and its officers, directors and affiliates, equal to any unpaid base salary, reimbursement for unpaid expenses and all other accrued payments or benefits through his termination date, plus the greater of: (1) his monthly base salary at the level in effect immediately prior to his termination date, multiplied by number of full or partial months, if any, in the period beginning on his termination date and ending on the date his initial employment term would have ended, if later than his termination date or (2) one-half of his annual base salary at the level in effect immediately prior to his termination date.

The Matthew Ritter Employment Agreement also includes a customary confidentiality covenant and one-year post-termination nonsolicitation and non-interference covenants.

Michael Ritter Employment Agreement

On September 16, 2019, the Company entered into an executive employment agreement with Michael Ritter (the “Michael Ritter Employment Agreement”) pursuant to which Michael Ritter will serve as Senior Vice President of Operations of the Company. The Michael Ritter Employment Agreement provides for an initial term of four years, with automatic extensions (absent notice to the contrary) of one year upon the expiration of the initial term or any renewal term. Under the Michael Ritter Employment Agreement, Mr. Ritter will be entitled to base compensation of $180,000 per year, incentive compensation based on Mr. Ritter’s performance as determined by the Company’s board of directors and awards of stock options pursuant to any plans or arrangements the Company may have in effect from time to time.

If Mr. Ritter is terminated without cause or he resigns with good reason, he will be entitled to receive severance, subject to his execution and non-revocation of a release of claims in favor of the Company and its officers, directors and affiliates, equal to any unpaid base salary, reimbursement for unpaid expenses and all other accrued payments or benefits through his termination date, plus the greater of: (1) his monthly base salary at the level in effect immediately prior to his termination date, multiplied by number of full or partial months, if any, in the period beginning on his termination date and ending on the date his initial employment term would have ended, if later than his termination date or (2) one-half of his annual base salary at the level in effect immediately prior to his termination date.

The Michael Ritter Employment Agreement also includes a customary confidentiality covenant and one-year post-termination nonsolicitation and non-interference covenants.

The foregoing summary descriptions of the material terms of the Matthew Ritter Employment Agreement and the Michael Ritter Employment Agreement are not complete and are subject to and qualified in their entirety by reference to the text of the employment agreements, copies of which are filed herewith as Exhibit 10.1 and 10.2 and the terms of which are incorporated by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Antara Capital Financing

On September 16, 2019, the Company entered into a $24.5 million financing agreement (the “Financing Agreement”) among the Company, each subsidiary of the Company, various lenders from time to time party thereto, and Cortland Capital Market Services LLC, as administrative agent and collateral agent (“Collateral Agent”). Pursuant to the Financing Agreement, the Company borrowed $22.4 million (the “Term Loan”) and has the ability to borrow up to an additional $2.1 million in the aggregate prior to October 31, 2019. All of the Company’s subsidiaries are guarantors under the Financing Agreement, and the Term Loan is secured by all assets of the Company and its subsidiaries, including pledges of all equity in the Company’s subsidiaries. The Company paid a 2% financing fee in connection with its entry into the Financing Agreement.

The Term Loan bears interest at 12% per annum, and has a maturity date of September 16, 2022. Until December 31, 2019, interest on the Term Loan will be paid in kind and capitalized as additional principal, and the Company has the option to pay interest on the capitalized interest in cash or in kind. After December 31, 2019, monthly interest payments will be due in cash, and all outstanding principal and interest will be due on the maturity date. The Term Loan may be prepaid at any time, subject to payment of a prepayment premium equal to (i) 7% of each prepayment made on or prior to September 16, 2020 and (ii) 5% of each prepayment made after September 16, 2020 but on or prior to September 16, 2021, with no premium due after September 16, 2021.

In the event of a default, the lenders have the right to terminate their obligations under the Financing Agreement and to accelerate the payment on any unpaid principal amount of all outstanding loans. As defined in the Financing Agreement, events of default include, but are not limited to: failure by the Company to pay any amount due under the Financing Agreement when due; failure by the Company to satisfy any financial covenant required under the Financing Agreement; and any representation or warranty made in connection with the Financing Agreement being materially false.

The foregoing summary description of the material terms of the Financing Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Financing Agreement, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Director Nomination Agreement

On September 16, 2019, and in connection with the Financing Agreement, the Company and Antara Capital Master Fund LP (“Antara Capital”) entered into a director nomination agreement (the “Nomination Agreement”) pursuant to which the Company agreed to permit Antara to designate one individual for election as a member of the Company’s board of directors and one individual to serve as an observer to the Company’s board of directors. Pursuant to the Nomination Agreement and until the termination of the Nomination Agreement, the Company has agreed not to take any action to increase the number of directors on the Company’s board of directors to more than eight directors without Antara Capital’s prior written consent. Until termination of the Nomination Agreement, the Company has also agreed, subject to certain exceptions, not to repurchase, exchange or redeem any common or preferred stock of the Company without approval of the Company’s board of directors and Antara Capital’s designated director. Unless earlier terminated by Antara Capital, the Nomination Agreement will terminate on the date of expiration of the then-current term of Antara Capital’s designated director that expires after the date when Antara Capital and its affiliates beneficially own shares of the Company’s common stock representing less than 15% of the shares of common stock issuable upon exercise of the warrants issued by the Company to Antara Capital described in Item 3.02 below.

The foregoing summary description of the material terms of the Nomination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Nomination Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Side Letter Agreement

In connection with the Financing Agreement, on September 16, 2019, the Company and Antara Capital entered into a side letter agreement (the “Side Letter Agreement”) pursuant to which the Company agreed to issue a warrant to Antara Capital to purchase up to 1,500,000 shares of Company common stock (the “Side Letter Warrant Shares”) at an exercise price of $0.01 per share. If the Company completes the acquisition of certain Loadtrek assets (the “Loadtrek Acquisition”) within 90 days after the date of the Side Letter Agreement, then the number of Side Letter Warrant Shares will be reduced as follows: (i) if the value of the assets acquired in the Loadtrek Acquisition is greater than or equal to $3,750,000, the warrant will be canceled; and (ii) if the value is less than $3,750,000, the Side Letter Warrant Shares will be reduced by the amount by which the value of the assets is less than $3,750,000, divided by $2.50. If the Company completes the Loadtrek Acquisition more than 90 days after the date of the Side Letter Agreement but before September 30, 2021, then the number of Side Letter Warrant Shares will be reduced as follows: (i) if the value of the assets acquired in the Loadtrek Acquisition is greater than or equal to $3,750,000, the warrant will be canceled; and (ii) if the value is less than $3,750,000, the Side Letter Warrant Shares will be reduced to a number equal to 100,000 plus the amount by which the value of the assets is less than $3,750,000, divided by $2.50.

Notwithstanding whether the Company consummates the Loadtrek Acquisition or the value of the assets acquired, if applicable, the warrant to be issued pursuant to the Side Letter Agreement is subject to automatic cancellation if the Company meets its financial plan for two consecutive fiscal quarters during the period beginning with the first full fiscal quarter after the warrant is issued and ending on September 30, 2021. The warrant will become exercisable on September 30, 2021 if not previously canceled, and the Loadtrek Acquisition and its terms are subject to Antara Capital’s review and approval.

The foregoing summary description of the material terms of the Side Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Side Letter Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Danny Cuzick Subordination Agreements

In connection with the Financing Agreement, on September 16, 2019 (i) the Company, Danny Cuzick, and the Collateral Agent entered into a subordination agreement (the “EVO Subordination Agreement”) and (ii) Environmental Alternative Fuels, LLC (“EAF”), Danny Cuzick, and the Collateral Agent entered into a subordination agreement (the “EAF Subordination Agreement” and together with the EVO Subordination Agreement, the “Subordination Agreements”). Pursuant to the Subordination Agreements, Danny Cuzick agreed to subordinate all obligations of EAF and the Company owed to him under certain loan documents between EAF and the Company, respectively, and Danny Cuzick. In addition, Danny Cuzick agreed not to receive, accept, or demand payment under the subordinated obligations until all obligations under the Financing Agreement have been paid in full, except that Danny Cuzick may continue to receive regularly scheduled interest payments so long as Collateral Agent has not delivered notice that an event of default has occurred and is continuing under the Financing Agreement.

The foregoing summary of the material terms of the Subordination Agreements is not complete and is qualified in its entirety by reference to the text of the Subordination Agreements, copies of which are filed herewith as Exhibits 10.5 and 10.6, the terms of which are incorporated herein by reference.

Peck and Lampsa Amendments

In connection with the Financing Agreement, on August 30, 2019, EVO Equipment Leasing, LLC (“EVO Equipment”) and John and Ursula Lampsa (collectively, the “Noteholder”) entered into an amendment (the “Lampsa Note Amendment”) to the promissory note payable by EVO Equipment to the order of the Noteholder in the original principal amount of $6,430,000. The Lampsa Note Amendment extended the maturity date of the note to November 30, 2022. In addition, on August 30, 2019, the Company and Billy (Trey) Peck Jr. (“Peck”) entered into an amendment (the “EPA Amendment”) to the equity purchase agreement between the Company and Peck dated June 1, 2018 (as subsequently amended, the “EPA”). The EPA Amendment extended the maturity date of the payments due to Peck under the EPA to November 30, 2022. As consideration for the EPA Amendment, the Company paid Peck an extension fee of $150,000, which fee will be credited to the balance owed to Peck under the EPA. The Company also agreed to pay Peck an additional $50,000 on January 31, 2020 if the Company meets certain financial goals in the fourth fiscal quarter of 2019, which additional fee, if paid, will also be credited to the balance owed to Peck under the EPA.

The foregoing summary description of the material terms of the Lampsa Note Amendment and the EPA Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Lampsa Note Amendment and the EPA Amendment, which are filed as Exhibits 10.7 and 10.8 to this Current Report on Form 8-K and are incorporated herein by reference in their entirety.

Item 3.02	Unregistered Sales of Equity Securities.

Antara Capital Warrants

In connection with the Financing Agreement, on September 16, 2019, the Company issued two warrants (the “$0.01 Warrant” and the “$2.50 Warrant” and collectively, the “Antara Warrants”) to Antara Capital to purchase an aggregate of 4,240,000 shares of common stock of the Company (the “Antara Warrant Shares”). The $0.01 Warrant grants Antara Capital the right to purchase up to 3,350,000 Antara Warrant Shares at an exercise price of $0.01 per share and is exercisable for five years from the date of issuance. If the fair market value (as defined in the $0.01 Warrant) of the Antara Warrant Shares is greater than $0.01 at the end of the exercise period, then the $0.01 Warrant will be automatically deemed to be exercised immediately prior to the end of the exercise period. The $2.50 Warrant grants Antara Capital the right to purchase up to 890,000 Antara Warrant Shares at an exercise price of $2.50 per share, subject to adjustment for certain distributions, stock splits, and issuances of common stock, and is exercisable for ten years from the date of issuance. If the fair market value (as defined in the $2.50 Warrant) of the Antara Warrant Shares is greater than $2.50 at the end of the exercise period, then the $2.50 Warrant will be automatically deemed to be exercised immediately prior to the end of the exercise period. Pursuant to the Antara Warrants, the Company granted Antara Capital preemptive rights to purchase its pro rata share, determined based on the number of shares held by Antara Capital or into which the Antara Warrants are exercisable, of capital stock issued by the Company after the issuance date of the Antara Warrants, subject to certain excepted issuances.

The Antara Warrants and Antara Warrant Shares were offered and sold as part of a private placement solely to “accredited investors” as that term is defined under Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

The foregoing summary of the material terms of the Antara Warrants is not complete and is qualified in its entirety by reference to the text of the Antara Warrants, copies of which are filed herewith as Exhibits 10.9 and 10.10, the terms of which are incorporated herein by reference.

Danny Cuzick Warrant

In connection with the Financing Agreement and as consideration for Danny Cuzick’s entry into the Subordination Agreements, on September 16, 2019, the Company issued a warrant (the “Cuzick Warrant”) to Danny Cuzick to purchase an aggregate of 350,000 shares of common stock of the Company (the “Cuzick Warrant Shares”) at an exercise price of $0.01 per share. The Cuzick Warrant is exercisable for five years from the date of issuance. If the fair market value (as defined in the Cuzick Warrant) of the Cuzick Warrant Shares is greater than $0.01 at the end of the exercise period, then the Cuzick Warrant will be automatically deemed to be exercised immediately prior to the end of the exercise period. Pursuant to the Cuzick Warrant, the Company granted Danny Cuzick preemptive rights to purchase his pro rata share, determined based on the number of shares held by Danny Cuzick or into which the Cuzick Warrant is exercisable, of capital stock issued by the Company after the issuance date of the Cuzick Warrant, subject to certain excepted issuances.

The Cuzick Warrant and Cuzick Warrant Shares were offered and sold as part of a private placement solely to “accredited investors” as that term is defined under Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act.

The foregoing summary of the material terms of the Cuzick Warrant is not complete and is qualified in its entirety by reference to the text of the Cuzick Warrant, a copy of which is filed herewith as Exhibit 10.11, the terms of which are incorporated herein by reference.

Ritter Share Issuances

As consideration for the Acquired Interests and pursuant to a subscription agreement with Michael Ritter and Matthew Ritter, on September 16, 2019, the Company issued 1,220,491 shares of common stock, par value $0.0001 per share, to each of Michael Ritter and Matthew Ritter. The issuance of common stock was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, because the issuance did not involve a public offering, the recipients took the shares for investment and not resale and the Company took appropriate measures to restrict transfer. The Company did not pay underwriter discounts or commissions in connection with the foregoing transaction.

The foregoing summary description of the material terms of the subscription agreement is not complete and is subject to and qualified in its entirety by reference to the text of the subscription agreement, a copy of which is filed herewith as Exhibit 10.12 and the terms of which are incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired: The Company intends to file financial statements required by this Item 9.01(a) under the cover of an amendment to this Current Report on Form 8-K no later than seventy-one (71) calendar days after the date on which this Form 8-K was required to be filed.

(b)	Pro Forma Financial Information: The Company intends to file the pro forma financial information that is required by this Item 9.01(b) under the cover of an amendment to this Current Report on Form 8-K no later than seventy-one (71) calendar days after the date on which this Form 8-K was required to be filed.

(d)	Exhibits: The following exhibits are filed as part of this report:

Exhibit No.	Description
2.1	Stock Exchange Agreement dated September 16, 2019, between EVO Transportation & Energy Services, Inc., EVO Holding Company, LLC, Matthew Ritter, and Michael Ritter*
2.2	Stock Purchase Agreement dated September 16, 2019, between EVO Transportation & Energy Services, Inc., EVO Holding Company, LLC, Matthew Ritter, and Michael Ritter*
2.3	Membership Interest Purchase Agreement dated September 16, 2019, among EVO Transportation & Energy Services, Inc., EVO Holding Company, LLC, Matthew Ritter, and Michael Ritter*
4.1	Financing Agreement, dated September 16, 2019, among EVO Transportation & Energy Services, Inc., each subsidiary of EVO Transportation & Energy Services, Inc., various lenders from time to time party thereto, and Cortland Capital Market Services LLC, as administrative agent and collateral agent
10.1	Employment Agreement, dated September 16, 2019, between EVO Transportation & Energy Services, Inc. and Matthew Ritter
10.2	Employment Agreement, dated September 16, 2019, between EVO Transportation & Energy Services, Inc. and Michael Ritter
10.3	Director Nomination Agreement, dated September 16, 2019, between EVO Transportation & Energy Services, Inc. and Antara Capital Master Fund LP
10.4	Side Letter Agreement, dated September 16, 2019, between EVO Transportation & Energy Services, Inc. and Antara Capital LP
10.5	Subordination Agreement, dated September 16, 2019, between EVO Transportation & Energy Services, Inc., Danny Cuzick, and Cortland Capital Market Services LLC
10.6	Subordination Agreement, dated September 16, 2019, between Environmental Alternative Fuels, LLC, Danny Cuzick, and Cortland Capital Market Services LLC
10.7	Amendment to Promissory Note, dated August 30, 2019, between John Lampsa and Ursula Lampsa and EVO Equipment Leasing, LLC
10.8	Extension of the Original Equity Purchase Agreement and Amendments Thereto, dated August 30, 2019, between EVO Transportation & Energy Services, Inc. and Billy (Trey) Peck Jr.
10.9	Warrant, dated September 16, 2019, between EVO Transportation & Energy Services, Inc. and Antara Capital Master Fund LP
10.10	Warrant, dated September 16, 2019, between EVO Transportation & Energy Services, Inc. and Antara Capital Master Fund LP
10.11	Warrant, dated September 16, 2019, between EVO Transportation & Energy Services, Inc. and Danny Cuzick
10.12	Subscription Agreement, dated September 16, 2019, between EVO Transportation & Energy Services, Inc., Matthew Ritter and Michael Ritter

* Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 20, 2019	By:	/s/ John P. Yeros
	Its:	Chief Executive Officer